Exhibit 10.13


                   FIRST AMENDMENT TO USE AND ACCESS AGREEMENT
                              FOR LELY GOLF VILLAS


         THIS FIRST AMENDMENT TO USE AND ACCESS AGREEMENT FOR LELY
GOLF VILLAS ("Amendment") entered into as of this _____ day of May, 1999, by and between GOLF ENTERPRISES, INC., a Kansas corporation (hereinafter referred to as "GEI"), and LELY GOLF VILLAS I LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "LGV").


                              W I T N E S S E T H :


         WHEREAS, GEI and LGV have previously entered into the Use and Access Agreement for Lely Golf Villas, dated as of the 4th day of March, 1998, which is recorded in Official Records Book 2398, at Page 0521, of the Public Records of Collier County, Florida ("Original Agreement"); and

         WHEREAS, GEI and LGV have decided it is mutually beneficial to make the changes and clarifications set forth in this Amendment.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The recitals set forth in the above referenced preambles are true and correct, and are incorporated herein by reference.

         2. In the event of any conflict between this Amendment and the Original Agreement, this Amendment shall control.

         3. Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the meanings set forth in the Original Agreement.

         4. Section 1.1 G of the Original Agreement is hereby deleted and replaced by the following:

                  "G. A Unit Owner whose Unit is in the rental program shall be eligible for each person who fits in the definition of Unit Owner or is otherwise entitled to the benefits of a Unit Owner to play one (1) eighteen
                           (18) hole round of golf at the Golf Facilities for a maximum of one hundred (100) rounds per Year (period from November 1 through October 31 of the following year), provided that no one individual shall be entitled to play more than forty-two (42) times per



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                           Year  (period from  November 1 through  October 31 of
                           the following year) under the following conditions:

                           (1) If his or her Unit is not occupied by a Designated User renting the Unit through the rental program, any person classified as a Unit Owner or having the rights of a Unit Owner, may make an advance reservation up to one (1) year in advance, and will not be required to pay a green fee. Such reservation will be canceled if the Unit is subsequently rented.

                           (2) If the Unit is occupied by a Designated User, renting the Unit through the rental program, the Unit Owner shall have no advance reservation rights to play golf, but shall be eligible to play on the stand-by space available basis (i.e., no reservation under this Agreement, even after tee time is open to public) without payment of a green fee. This play will count toward the one hundred (100) play times and toward the maximum of forty-two (42) per person.

                           (3)      If the Unit Owner is  scheduled  to play one
                                    (1) eighteen (18) hole round of golf at the Golf Facilities the Unit Owner may play a second eighteen (18) hole round if there is space available at the actual tee-off time without any reservation, without payment of a green fee. The play will count toward the one hundred (100) play times and towards the maximum of forty-two (42) per person.

                           (4) Use under this Section G is limited during the period from December 16 through April 15, during which time a Unit Owner(s) will be able to use the Golf Facilities a maximum of seven (7) days during any one (1) thirty
                                    (30) day period and once all seven (7) days have been used, the Unit Owner(s) must wait ten (10) more days for before being eligible for additional golf privileges, with the exception that there may be one (1) period of up to fourteen (14) days of use per year within a particular thirty (30) day period (in which case the Unit Owner may not use the Golf Facilities for a period of ten (10) days before and after the first and last day of such use). If such Unit Owner(s) desires to play golf at the Golf Facilities more than one hundred (100) times for all of those falling in the category of Unit Owner, and more than forty-two (42) times for any individual per year, the Unit Owner(s) may do so, subject to the same reservation privileges, as are applicable to the general public. The published resort green fee will be paid for such use in excess of one hundred (100) rounds per all Owner(s) or those classified as having the use rights of Owner(s) and in excess of forty-two (42) per individual as classified as an Owner during the months of November through April. During the months of May through



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                                    October,  from 1999 through  2004,  no green
                                    fee  will be paid for  such  excess  rounds.
                                    Commencing in May of 2005, one- half (1/2) of the published resort green fee will be paid for such excess use during the months of May through October."

         5. Section 1.1 I(3) of the Original Agreement is hereby deleted and replaced by the following:

                  "(3) The lowest rate charged for green fees on the day of play shall be paid by LGV or Manager to GEI."

         6. Section 1.2 is deleted in its entirety and replaced with the following:

                  "1.2 Beach Hotel Guest Access. LGV or Manager may assign some of its tee times to hotels located on the beach in Collier County in order to obtain beach access from such hotels for individuals occupying the units. Such assignment will enable tee times to be reserved for beach hotel guests on the same terms as any other Designated User. Use of any assigned tee times is subject to all terms under this Agreement (including notice under Section 1.D), and payment to GEI by LGV or Manager of the published green fees and cart and equipment rental fees for all players. Such assignment shall not relieve LGV or Manager of the obligation to pay all Annual License Fees."

         7. Section 2.1 A all items (a) through (g) are modified by deleting the word "July" and replacing it in each of items (a) through (g) with "November."

         8. Notwithstanding anything contained in the Original Agreement to the contrary, GEI agrees that if the Initial License Fee has been paid for a Unit, the failure to pay other Initial License Fees shall not be a lien on such Unit or be the grounds for terminating that Unit's access rights to the Golf Facilities.

         9. In Section 2.2 E on the fifth line, "2001" is deleted and replaced by "2002".

         10. GEI and LGV agree that Section 3.4 is modified to provide that GEI shall commence construction of the clubhouse by May 15, 1999, and construction shall be completed not later than March 31, 2000, however, GEI agrees to use reasonable efforts to complete construction by February 28, 2000.

         11. In Section 5, after the end of the first sentence, insert an additional sentence:

                  "GEI shall give LGV and Manager notice of any such closing, which will impact their tee times as soon as practical after the decision to have such closing has been made, failure to do so will not expose GEI to damages."

         12. Section 7.2 A. is modified to provide that, on the fourth line on Page 22, to delete the date "October, 1998" and replace it with "July, 1999".




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         13.      In Section 7.4 the second  sentence is deleted in its entirety and replaced with the following:

                  "The Transfer Fee shall be Five Thousand Dollars ($5,000.00), which may be increased each year beginning on November 1, 2000 and annually thereafter by four percent (4%)".

         14. Section 13 is modified to provide that, on the eight line, to delete the date "July 1, 1999" and replace it with "December 31, 1999." Section 13 is also modified by adding an additional sentence at the end of Section 13. "Notwithstanding anything contained herein to the contrary as to Units and Unit Owners GEI's lien rights shall only be applicable as to the payment of Annual License Fees."

         15. Section 14 relating to Temporary Clubhouse is modified to provide that the temporary clubhouse shall be located on the portion of the Lely Golf Villas property described on Exhibit "A" to this Amendment, and such temporary clubhouse shall be removed not later than March 31, 2000, provided however, GEI agrees to use reasonable efforts to complete removal of the temporary clubhouse by February 28, 2000, all at the cost and expense of GEI. GEI agrees that it will pay all costs and fees to LGV for LGV to amend its Site Development Plan 98-61B ("SDP") to allow the temporary use of the temporary clubhouse at a cost of approximately Ten Thousand Six Hundred Dollars ($10,600.00), which shall be paid by GEI to LGV within ten
                  (10) days of execution of this Amendment. GEI acknowledges that LGV has had to pay Two Thousand One Hundred Four Dollars and Fifty/One Hundredths ($2,104.50) to repair a force main to continue the force main service to the temporary clubhouse, which amount shall be reimbursed by GEI to LGV within ten (10) days of execution of this Amendment. GEI acknowledges that its force main and water main which presently service the temporary clubhouse are under the area that will be used for LGV's or Manager's reservation check-in facility, which is anticipated will be under construction prior to GEI ceasing use of the temporary clubhouse. GEI agrees to pay the reasonable cost of such relocation of its force main and water main which cost is estimated to be approximately Five Thousand Dollars ($5,000.00) to Ten Thousand Dollars ($10,000.00), upon notice from LGV that it has expended such sum for relocating in order to keep the temporary clubhouse in operation. GEI also agrees if LGV is required to move other utility services or other facilities in order to accommodate LGV's permanent construction, in order to allow GEI to continue to use the temporary clubhouse, that GEI shall reimburse LGV for all reasonable costs relating to same. GEI also agrees that if in using the temporary clubhouse, if it, its employees, agents or guests damage LGV's improvements which have already been made to the temporary clubhouse site or to other areas within LGV's property, GEI shall immediately reimburse LGV for any costs and expenses to repair such damages.

         16. Except as specifically modified by this Amendment, the Original Agreement shall remain in full force and effect. GEI also agrees and acknowledges that the leasehold mortgage encumbering the Golf Courses in favor of LGV and the mortgage encumbering the clubhouse property in favor of LGV shall remain in full force and effect, and are not modified by this Amendment, except as the Original Agreement



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                  is  modified by this  Amendment.  GEI  acknowledges  that this
                  Amendment does not, in any manner, release LGV's rights under such mortgages.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Signed, Sealed and Delivered in the
Presence of:
                                        GOLF ENTERPRISES, INC., a Kansas
                                        corporation


                                        By:
Witness                                 THEODORE F. KAHAN
Print Name:                             Vice President/General Counsel

                                        (Corporate Seal)
Witness
Print Name:


STATE OF CALIFORNIA                 )
                                      )ss
COUNTY OF LOS ANGELES               )


         The foregoing Amendment was acknowledged before me this ____ day of May, 1999, by THEODORE F. KAHAN, as Vice President/General Counsel of GOLF ENTERPRISES, INC., a Kansas corporation, who is personally known to me or produced ____________________________________ as identification.



                              NOTARY PUBLIC, State of California, at Large
                              Name:
                              Commission Number:
                              Commission Expires:




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                              LELY GOLF VILLAS I LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership



                              By:      RONTO GOLF DEVELOPMENTS,
Witness                       INC., a Florida corporation, one of its
Print Name:                   General Partners


                                        By:
                                        A. JACK SOLOMON
Witness                                 President
Print Name:
                                        (Corporate Seal)

STATE OF FLORIDA                  )
                                   )ss
COUNTY OF COLLIER                 )


         The foregoing Amendment was acknowledged before me this ____ day of May, 1999, by A. JACK SOLOMON, as President of RONTO GOLF DEVELOPMENTS, INC., a Florida corporation, one of the General Partners of LELY GOLF VILLAS I LIMITED PARTNERSHIP, a Delaware limited partnership, who is personally known to me or produced ____________________________________ as identification.



                              NOTARY PUBLIC, State of Florida, at Large
                              Name:
                              Commission Number:
                              Commission Expires:




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